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                                                                    Exhibit 21.1

                              Antares Pharma, Inc.
                         Subsidiaries of the Registrant

                                               State or Other Jurisdiction
Name                                                 of Formation
------------------------------                 ------------------------------
Antares Pharma AG                                     Switzerland
Antares Pharma IPL AG                                 Switzerland
Antares Pharma NV                                Netherlands, Antilles